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                                                                   Exhibit 1(iv)


                   _____________ Trust Preferred Securities
                     DOMINION RESOURCES CAPITAL TRUST [ ]
                                 guaranteed by
                           DOMINION RESOURCES, INC.

                        FORM OF UNDERWRITING AGREEMENT

                                    [Date]


[Name of Representative],
  for itself
  and the other several Underwriters
  named in Schedule I, attached hereto
[Address of Representative]


Ladies and Gentlemen:

     Dominion Resources Capital Trust [ ] (the Trust), a statutory business trust created under the Business Trust Act (the Delaware Act) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.) and Dominion Resources, Inc., a Virginia corporation (the Company and, together with the Trust, the Offerors), confirm their agreement (the Agreement) with [Name of Representative] (the Representative), and each of the other Underwriters named in Schedule I (collectively, including the Representative, the Underwriters), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth opposite their names in Schedule I of the __________ ____% Trust Preferred Securities (liquidation amount of $______ per security) of the Trust (the Trust Preferred Securities). The Trust Preferred Securities will be guaranteed by the Company, to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Trust Preferred Securities Guarantee Agreement (the Trust Preferred Securities Guarantee), to be dated as of __________ ___, 200__, between the Company and The Chase Manhattan Bank, as Trustee (the Guarantee Trustee). The Trust Preferred Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company (DTC), pursuant to a letter of representations, to be dated on or prior to the Closing Time (as defined in Section 3(b)) (the DTC Agreement), among the Trust, the Guarantee Trustee and DTC.

     The entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the Common Securities), and will be used by the Trust to purchase $_____________ of ____% Junior Subordinated Deferrable Interest Debentures due ____________ ___, 20___ (the Subordinated Debentures) issued by the Company. The Trust Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement, to be dated as of ____________ ___, 200__
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(the Trust Agreement), among the Company, as sponsor, ______________________ and
___________________, as administrative trustees (the Administrative Trustees), The Chase Manhattan Bank, as property trustee (the Property Trustee), and Chase Manhattan Bank Delaware, as Delaware trustee (the Delaware Trustee and, together with the Property Trustee and the Administrative Trustees, the Trustees). The Subordinated Debentures will be issued pursuant to an indenture, as of December 1, 1997, as supplemented by a supplemental indenture dated as of December 1, 1997 and as to be further supplemented by a supplemental indenture to be dated as of _____________ ___, 200__ (collectively, the Indenture), between the Company and The Chase Manhattan Bank, as trustee (the Debenture Trustee). The Trust and the Company shall enter into an Agreement as to Expenses and Liabilities (the Expenses Agreement) to be dated as of _____________ ___, 200__, pursuant to which the Company shall pay, under certain circumstances, the Obligations (as defined in the Expenses Agreement) of the Trust.

     The Trust Preferred Securities, the Trust Preferred Securities Guarantee and the Subordinated Debentures may be collectively referred to herein as the "Securities." The Indenture, the Trust Agreement and the Trust Preferred Securities Guarantee, the Expenses Agreement, the DTC Agreement and this Agreement may be referred to herein collectively as the "Operative Documents."

     The Offerors understand that the Underwriters propose to make a public offering of the Trust Preferred Securities (as guaranteed by the Trust Preferred Securities Guarantee) on the terms and in the manner set forth herein and agree that the Underwriters may resell, subject to the conditions set forth herein, all or a portion of the Trust Preferred Securities.

     SECTION 1. Representations and Warranties.  The Offerors jointly and
                ------------------------------
severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time, and agree with each Underwriter as follows:

(a) A registration statement, No. 333-______ on Form S-3 for the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission), a copy of which as so filed has been delivered to the Underwriters, has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the Securities and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a supplement relating to the Securities to be filed with the Commission under the Securities Act, as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement", "prospectus" and "Prospectus" include all documents (including any Current Report on Form 8-
K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement, prospectus or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

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(b)  No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the rules, regulations and releases of the Commission thereunder (the Rules and Regulations) and, on the date hereof, neither the Registration Statement nor the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the Closing Time, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriter or on the Underwriter's behalf for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

(c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the condition of the Company, financial or otherwise.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Operative Documents, to hold the Common Securities issued by the Trust, to issue, deliver and perform its obligations under the Subordinated Debentures, the Trust Preferred Securities Guarantee and the Expenses Agreement; and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Significant Subsidiaries (as defined in Rule 1-01(w) of Regulation S-X), taken as a whole.

(e) All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, the

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common capital stock is owned by the Company, directly or through Significant
Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

(f) The Trust has been duly created and is validly existing in good standing as a statutory business trust under the Delaware Act with the power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and to issue, deliver and perform its obligations under the Trust Preferred Securities. The Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus. The Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Trust does not have any consolidated or unconsolidated Significant Subsidiaries. The Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles. The Trust is not required to be authorized to do business in any jurisdiction other than the State of Delaware.

(g) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus. The issuance of the Common Securities is not subject to preemptive or other similar rights. At the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(h) The Trust Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor as provided herein, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus. The issuance of the Trust Preferred Securities will not be subject to preemptive or other similar rights.

(i) The execution and delivery by the Trust and the Company of this Agreement and the performance by the Trust and the Company of their respective obligations hereunder, have been duly authorized by all necessary action on the part of the Trust and corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Trust and the Company.

(j) The Trust Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, the Trust Agreement will, at the Closing Time, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to

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bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity (whether in a proceeding at law or in equity) and the availability of equitable remedies (collectively, the Bankruptcy Exceptions); will conform in all material respects to the description thereof contained in the Prospectus; and will have been duly qualified under the Trust Indenture Act of 1939, as amended (the 1939
Act).

(k) The Trust Preferred Securities Guarantee, the Indenture and the Expenses Agreement have been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions; will conform in all material respects to the descriptions thereof contained in the Prospectus; will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions; will conform in all material respects to the description thereof contained in the Prospectus; and at the time the Closing Time, the Trust Preferred Securities Guarantee and the Indenture will have been duly qualified under the 1939 Act.

(l) The Subordinated Debentures have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions; and the Subordinated Debentures will be in the forms contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof in the Prospectus.

(m) The issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities and the execution and delivery by the Trust of, and the performance by the Trust of its obligations under, the Operative Documents do not and will not contravene any provision of applicable law, the Trust Agreement or the certificate of trust of the Trust, or any agreement or other instrument binding upon the Trust, the effect of which is materially adverse to the condition, financial or otherwise, of the Trust, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust. No approval, authorization or consent of any court or governmental authority or agency is required on the part of the Trust in connection with the consummation of the transactions contemplated by the Operative Documents, except such as have been obtained or will have been obtained prior to the Closing Time or as may be required under state securities laws.

(n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Operative Documents and the Subordinated Debentures, as applicable, do not and will not contravene any provision of applicable law, the Articles of Incorporation or the Bylaws of the Company, or any agreement or other instrument binding upon the Company, the effect of which is materially adverse to

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the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company. No approval, authorization or consent of any court or governmental authority or agency is required on the part of the Company in connection with the consummation of the transactions contemplated by the Operative Documents, except such as have been obtained or will have been obtained prior to the Closing Time or as may be required under state securities laws.

(o) Neither the Trust nor the Company is in violation of its respective organizational documents or in default in the performance or observation of any obligation, agreement, covenant or condition contained in any contract or agreement to which it is a party or by which it or any of its properties may be bound, which violation or default, the effect of which is materially adverse to the condition, financial or otherwise, or in the earnings, business affairs or operations of the Trust or the Company.

(p) There are no legal or governmental proceedings pending or, to the knowledge of the Trust or the Company, threatened to which the Trust or the Company is a party or to which any of the properties of the Trust or the Company is subject, other than proceedings accurately described in all material respects in the Prospectus, the effect of which is materially adverse to the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company or on the power or ability of the Trust or the Company to perform its obligations under the Operative Documents or the Securities, as applicable.

(q) Neither the Trust nor the Company is, and following consummation of the transactions contemplated by the Operative Documents neither will be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

(r) The Company is a "holding company" within the meaning of that term as defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and at the Closing Time, an order or orders of the Commission pursuant to the 1935 Act permitting the offering contemplated hereby will be in full force and effect.

     SECTION 2. Offering. The Underwriters have advised the Company that the
                --------
Underwriters propose to make an offering of the Trust Preferred Securities purchased by the Underwriters for sale on the terms set forth in the Prospectus.

     SECTION 3. Purchase and Delivery. On the basis of the representations and
                ---------------------
warranties contained herein and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a price of $_______ per Trust Preferred Security, the number of Trust Preferred Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional Trust Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof.

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           (b)   Deliveries of certificates for the Trust Preferred Securities shall be made at the offices of the Underwriters in New York (or at the offices of [Underwriters' Counsel] specified below in the case of Trust Preferred Securities registered in the name of Cede & Co.), and payment of the purchase price for the Trust Preferred Securities shall be made by the Representative, on behalf of the several Underwriters, to the Trust by wire transfer of immediately available funds contemporaneous with closing at the offices of [Underwriters' Counsel], [Office Address of Underwriters' Counsel], at 10:00 A.M. on ______________ ___, 200__ (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon in a writing signed by the Representative and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

     Payment for the Trust Preferred Securities purchased by the Underwriters shall be made to the Trust by wire transfer of immediately available funds, against delivery for the respective accounts of the Underwriters of certificates for the Trust Preferred Securities. Certificates for the Trust Preferred Securities shall be in definitive or global form and in such denominations as the Underwriters may request in writing at least one business day before the Closing Time. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase. The certificates representing the Trust Preferred Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination by the Underwriters in the City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

           (c) As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase Subordinated Debentures of the Company (which purchase was arranged by the Underwriters), the Company hereby agrees to pay at the Closing Time to the Representative by wire transfer in immediately available funds, for the accounts of the several Underwriters, $_______ per Capital Security to be delivered by the Company hereunder at the Closing Time.

     SECTION 4. Conditions to Closing. The several obligations of the
                ---------------------
Underwriters under this Agreement to purchase the Trust Preferred Securities will be subject to the following conditions:

           (a) Subsequent to the date of this Agreement and prior to the Closing Date,

                       (i) there shall not have occurred any downgrading of the Company's or the Trust's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                       (ii) there shall not have occurred any change, the effect of which is materially adverse to the condition, financial or otherwise, or

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           in the earnings, business affairs or operations of the Company or the
           Trust from that set forth in the Prospectus and that makes it impracticable, in the Underwriters' judgment, to market the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus.

           (b) At the Closing Time, the Underwriters shall have received certificates, dated as of the Closing Time and signed by the Chairman of the Board, Chief Executive Officer, President or any Executive or Senior Vice President of the Company and an Administrative Trustee of the Trust, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company and the Trust, as the case may be, contained in this Agreement are true and correct as of the Closing Time and that each of the Company and the Trust has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Time.

     The officer and Administrative Trustee signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

           (c) At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of McGuire, Woods, Battle & Boothe LLP, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters.

           (d) At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton and Finger, special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters.

           (e) At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, counsel to Chase Manhattan Bank Delaware, as Delaware Trustee under the Trust Agreement, in form and substance satisfactory to counsel for the Underwriters.

           (f) At the Closing Time, the Underwriters shall have received an opinion, dated as of the Closing Time, of McGuire, Woods, Battle & Boothe LLP, special tax counsel to the Offerors, that (i) the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company, (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (iii) subject to the qualifications set forth therein, the discussion set forth in the Prospectus under the heading "Certain Federal Income Tax Consequences" represents, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities under current law and the opinion contained therein is confirmed as of the date of such opinion. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

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               (g)   At the Closing Time, the Underwriters shall have received
the favorable opinion, dated as of the Closing Time, of [Underwriters' Counsel], counsel for the Underwriters with respect to such matters relating to the offering contemplated hereby as the Underwriters may reasonably request.

               (h) At the time of execution of this Agreement and at the Closing Time, the Underwriters shall have received a letter or letters, as the case may be, dated as of the date hereof and/or as of the Closing Time, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

               (i) At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Cravath, Swaine & Moore, counsel for the Debenture Trustee, the Guarantee Trustee and the Property Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters.

     SECTION 5. Covenants of the Offerors. In further consideration of the
                -------------------------
agreements of the Underwriters contained in this Agreement, the Offerors jointly and severally covenant as follows:

               (a) The Company, at or prior to the Closing Time, will deliver to the Underwriters conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Underwriters.

               (b) Before amending or supplementing the Registration Statement of the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Underwriters reasonably object.

               (c) If, during the time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will (i) notify the Underwriters to suspend solicitation of purchases of the Securities and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. In case any Underwriter is required to deliver a prospectus in connection with the sale of any Securities after the expiration of the period specified in the preceding sentence, the Company, upon the request of the Underwriter, will furnish to the Underwriter, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with

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Section 10(a) of the Securities Act. During the period specified in the second sentence of this Section (c), the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Underwriter and [Underwriter's Counsel].

               (d) To furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Trust Preferred Securities for offer and sale under the securities laws of such jurisdictions as the Underwriters may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

               (e) Whether or not any sale of such Trust Preferred Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the reasonable out of pocket fees and disbursements of the Offerors' outside counsel and accountants, the Debenture Trustee and Guarantee Trustee and any counsel, and the Trustees and any counsel, (iv) the qualification of such Securities under state securities laws in accordance with the provisions of
Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Securities, and (vii) the fees and expenses, if any, incurred in connection with the admission of such Securities for trading in any appropriate market system or clearing with any appropriate clearing system.

               (f) During the period beginning on the date of the Purchase Agreement and continuing to the Closing Time, the Company and Trust will not offer, sell, contract to sell or otherwise dispose of any Trust Preferred Securities, any other beneficial interest in the assets of the Trust, or any other securities of the Trust or any other similar trust affiliated with the Guarantor which are substantially similar to the Trust Preferred Securities, without the prior written consent of the Representative.

               (g) The Trust will use the net proceeds received by it from the sale of the Trust Preferred Securities, and the Company will use the proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds."

               (h) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

               (i) [The Company will use its best efforts to cause the Trust Preferred to be listed on the New York Stock Exchange, subject to official notice of issuance.]

         SECTION 6.  Indemnification and Contribution.
                     --------------------------------

               (a) The Offerors jointly and severally, agree to indemnify and hold harmless each Underwriter, their respective directors, officers and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all losses, claims, damages and liabilities, and to reimburse each such Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses (including, to the extent hereinafter provided, reasonable out of pocket outside counsel fees) incurred by it or them in connection with investigating or defending or preparing to defend against any such losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use therein; provided, however, that the foregoing indemnity, insofar as it relates to the preliminary prospectus, shall not inure to the benefit of any indemnified person if the person asserting any such loss, claim or damage purchased Trust Preferred Securities from an Underwriter and if a copy of the Prospectus (correcting the preliminary prospectus) was not delivered by the Underwriter or on its behalf to such person at, prior to or promptly following the written confirmation of the sale of the Trust Preferred Securities to such person, unless such failure to deliver the Prospectus was a result of non- compliance by the Company with Section [5(a), (b) or (c)] hereof.

               (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under
Section 6(a).

               (c) Each Underwriter agrees, severally and not jointly, to indemnify, hold harmless and reimburse the Offerors, their respective directors, officers and each person, if any, who controls either of the Offerors within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act to the same extent as the foregoing indemnity from the Offerors to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Underwriters expressly for use in the Prospectus or any amendments or supplements thereto. The indemnity agreement of the respective

Underwriters contained in this Section shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, or any such other Underwriter or any such controlling person, and shall survive the delivery of the Trust Preferred Securities.

               (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(c) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable out of pocket fees and disbursements of such outside counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel if necessary, reasonably satisfactory to all parties) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 6(a) above and by the Company in the case of parties indemnified pursuant to Section 6(c) above. The indemnifying party shall not be liable for any settlement of any litigation, investigation or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim damage, expense or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

               (e) To the extent the indemnification provided for in Section 6(a) or 6(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Offerors on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 7. Termination. This Agreement shall be subject to termination by
                -----------
notice given by the Underwriters to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Time, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriters' judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the Underwriters' judgment, impracticable to market the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus.

     SECTION 8. Miscellaneous. If, as of the Closing Time, any one or more of
                -------------
the Underwriters shall fail or refuse to purchase Trust Preferred Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Trust Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Trust Preferred Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Trust Preferred Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Trust Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the non-defaulting Underwriters may specify, to purchase the Trust Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Trust Preferred Securities that any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 8 by an amount in excess of one-ninth of such number of Trust Preferred Securities without the written consent of such Underwriter. If on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Trust Preferred Securities which it or they have agreed to purchase hereunder on such date and the aggregate number of Trust Preferred Securities with respect to which such default occurs is more than one-tenth of the number of Trust Preferred Securities to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Trust Preferred Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; and such termination shall be without liability of any party to any other party except as provided in Section 5(e).

     Section 7, this Section 8 and all representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company or trustees of the Trust submitted hereunder, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Underwriters or any person controlling any Underwriter or by or on behalf of the Trust, the Trustees, the Company, its officers or directors or any other person controlling the Company; and (iii) acceptance of payment for any of the Trust Preferred Securities.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                           Very truly yours,

                           DOMINION RESOURCES CAPITAL TRUST [ ]

                           By:  DOMINION RESOURCES, INC., as
                                  Depositor


                           By:_________________________________
                           Name:
                           Title:



                           DOMINION RESOURCES, INC.


                           By:_________________________________
                           Name:
                           Title:



Agreed, this ___ day of December, 1997

[Representative]

Acting severally on behalf of itself and the several Underwriters named herein.

[Representative]


By:_________________________________
Name:
Title: